UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 3, 2022

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

Item 1.01 Entry Into a Material Definitive Agreement

Forbearance Agreements

We completed the following Forbearance Agreements granting us forbearance from any claims by lenders from possible defaults upon Notes, as follows:

GSH Investments, LLC (GHS”)

Our agreement with GHS provides that: (a) subject to the other terms in (b) – (d), from December 30, 2021 until the note is paid, GHS will not make any claims regarding any alleged breach of the Note or exercise any other Default or Event of Default; (b) before January 31, 20212, we will pay GHS $165,181.22; (c) we will have the right to conduct an offering or to obtain funding from our 10% Cumulative Convertible Series D Preferred Stock.

SE Holdings, LLC (“SEH”)

Our agreement with SEH provides that: (a) subject to other terms in (b) – (c), from December 30, 2021 until the note is paid, SEH will not make any claims alleging breach of the Note, will not accelerate the Note, and will not exercise any other Default of Event of Default; (b) by January 31, 2022, we will pay SEH a final payment of $$150,301.97; and (c) we will have the right to conduct an offering or to obtain funding from our 10% Cumulative Convertible Series D Preferred Stock.

GS Capital Partners, LLC (“GS Capital”)

Our agreement with GS Capital provides that: (a) subject to other terms in (b) (c), from December 27, 2021 until the note is paid as provided for below, GS Capital will not make any claims alleging breach of the Note, will not accelerate the Note, and will not exercise any other Default of Event of Default; (b) we will have the right to conduct an offering or to obtain funding from its 10% Cumulative Convertible Series D Preferred Stock; (c) we will make the following payments to GS Capital:

January 13, 2022	$15,812.50
February 13, 2022	$15,812.50
March 13, 2022	$15,812.50
April 13, 2022	$15,812.50
May 13, 2022	$15,812.50
June 13, 2022	$15,812.50
July 13, 2022	$15,812.50
August 13, 2022	$15,812.50

Payment for Inventory via Issuance of Preferred D Shares

We issued 8,841 Preferred D shares with a face value of $10 per Preferred D Share to VerifyMe, Inc. in satisfaction of the balance owed on inventory in the amount of $88,410 as had been purchased from VerifyMe, Inc.

Item 8.01 Other Information

OTC Markets Extension Request Granted

Pursuant to our request for an extension to complete our third quarter Form 10-Q for the period ending September 30, 2021, OTC Markets originally granted us an extension until February 15, 2022 to file our third quarter Form 10-Q in order to maintain our OTCQB status, which we advised the public of via a December 31, 2021 Shareholder Update.

After our December 31, 2021 Shareholder Update, OTC Markets notified us that the extension they previously granted to file our third quarter 10-Q until February 15, 2002  was changed to January 14, 2022 due to recent changes to SEC Rule 15c211, which January 14, 2022 date is 15 days from December 30, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2022	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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